Exhibit 99.1
PowerSecure Announces Sale of Metretek Florida and Completes Strategic Evaluation of Subsidiaries
Wake Forest, N.C. — March 17, 2008 — PowerSecure International, Inc. (Nasdaq: POWR) today reported it has entered into an agreement to sell substantially all the assets of its Metretek Florida subsidiary. The sale agreement follows the Company’s plan established in December. As expected, the transaction will result in a loss on sale, which the Company expects to be $1.1 million, and has been included as a component of discontinued operations in its fourth fiscal quarter. The transaction, which is subject to customary closing conditions, is expected to close in late March or early April.
The sale of Metretek Florida is a result of the Company’s evaluation of strategic alternatives for its non-core business units announced in the fall of 2007. After a thorough process, the Company has determined that maintaining its ownership in its remaining non-core assets, including its Southern Flow subsidiary and its interest in Marcum Midstream 1995-2 Business Trust (held through its WaterSecure Holdings subsidiary), represents the strategic course of action that will maximize shareholder value for the foreseeable future. These assets are well-managed, and continue to generate strong, consistent financial results, for which commensurate values cannot be earned in a sale process given current market conditions.
Sidney Hinton, CEO of PowerSecure, said, “After an extensive and thoughtful strategic alternatives evaluation, we are pleased to be able to announce the sale of our Metretek Florida subsidiary. We appreciate Metretek Florida’s strong performance and contributions to our company in 2007, and wish the Metretek team continued success under new ownership. Additionally, we are satisfied the process of evaluating our two other non-core assets has resulted in the right course of action given current market conditions, and we look forward to the continuing strong, consistent financial contributions we expect these business units will continue to deliver in the future.”
About PowerSecure
PowerSecure International, Inc. is focused on delivering value to utilities and their commercial, institutional, and industrial customers in the areas of distributed generation, energy conservation and utility infrastructure. PowerSecure’s core Distributed Generation business leads the energy management and conservation industry, by enabling utilities to avoid new investments in utility infrastructure for transmitting and distributing power, and locating the generation at the customer’s site. PowerSecure is a pioneer in developing utility partnerships that provide utilities with dedicated electric power generation assets, and customers with the most dependable standby power available in the industry. The Company’s intelligent Interactive Distributed Generation® monitoring systems, in conjunction with superior switching technology, manage load curtailment and peak demand to ensure that power is available when needed, and ensure maximum efficiencies are achieved. PowerSecure also provides utilities with regulatory consulting, energy system engineering and construction, and energy conservation services. Additional information is available at www.powersecure.com.
All forward-looking statements contained in this release are made within the meaning of and pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are all statements other than statements of historical facts, including but not limited to the completion of the sale of the assets of Metretek Florida discussed in this press release; statements in this press release concerning the expectations of future financial performance from Southern Flow and Marcum Midstream 1995-2 Trust; the outlook for growing the Company through innovative energy management and conservation; business operations and prospects for the Company and its subsidiaries; the outlook for future gains in the Company’s revenues due to its business initiatives; and all other statements concerning the plans, intentions, expectations, projections, hopes, beliefs, objectives, goals and strategies of management, including statements about other future financial and non-financial items, performance or events and about present and future products, services, technologies and businesses; and statements of assumptions underlying the foregoing. Forward-looking statements are not guarantees of future performance or events and are subject to a number of known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from those expressed, projected or implied by such forward-looking statements. Important risks, uncertainties and other factors include, but are not limited to, those risks, uncertainties and other factors identified from time to time in the Company’s Annual Reports on Form 10-K for the year ended December 31, 2007, filed on March 14, 2008, as well as in its subsequent filings with the Securities and Exchange Commission, including reports on Forms 10-Q and 8-K. Accordingly, there can be no assurance that the results expressed, projected or implied by any forward-looking statements will be achieved, and readers are cautioned not to place undue reliance on any forward-looking statements. The forward-looking statements in this press release speak only as of the date hereof and are based on the current plans, goals, objectives, strategies, intentions, expectations and assumptions of, and the information currently available to, management. The Company assumes no duty or obligation to update or revise any forward-looking statements for any reason, whether as the result of changes in expectations, new information, future events, conditions or circumstances or otherwise.
Contact
Chris Hutter
Chief Financial Officer
PowerSecure International, Inc.
(919) 453-1760
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